                                                                    EXHIBIT 11.1

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
                          DECEMBER 28, 1996 DECEMBER 30, 1995 DECEMBER 31, 1994
                             PRIMARY AND       PRIMARY AND       PRIMARY AND
                            FULLY DILUTED     FULLY DILUTED     FULLY DILUTED
                          ----------------- ----------------- -----------------
INCOME
Net Income...............     $ 973,259         $ 522,262        $12,788,811
Preferred Dividends......           --           (292,383)           (31,241)
                              ---------         ---------        -----------
Net Income Available to
 Common Stockholders.....     $ 973,259         $ 229,879        $12,757,570
                              =========         =========        ===========
Primary Earnings per
 Share...................     $    0.25         $    0.08        $      4.23
                              =========         =========        ===========
Fully Dilutive Earnings
 per Share...............     $    0.25         $    0.08        $      4.23
                              =========         =========        ===========
NUMBER OF SHARES
Primary
  Weighted Average
   Shares................     3,195,502         2,826,666          2,826,666
  Incremental Shares
   Attributed to Exercise
   of Warrants...........       188,412           188,412            188,412
  Incremental Shares
   Attributed to Exercise
   of Stock Options......       562,297               --                 --
                              ---------         ---------        -----------
                              3,946,211         3,015,078          3,015,078
                              =========         =========        ===========
Fully Dilutive
  Weighted Average
   Shares................     3,195,502         2,826,666          2,826,666
  Incremental Shares
   Attributed to Exercise
   of Warrants...........       188,412           188,412            188,412
  Incremental Shares
   Attributed to Exercise
   of Stock Options......       563,074               --                 --
                              ---------         ---------        -----------
                              3,946,988         3,015,078          3,015,078
                              =========         =========        ===========
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